Exhibit 99.1

Xtant Medical Reports Third Quarter 2024 Financial Results

Third Quarter Revenue Growth of 12%

Reaffirms Full Year 2024 Revenue Guidance of $116 Million to $120 Million

Representing Growth of 27% to 31%

BELGRADE, Mont., Nov. 12, 2024 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

●	Revenue of $27.9 million, up 12%, compared to the prior year quarter; year to date revenue of $85.8 million, up 36% compared to prior year period

●	Gross margin of 58.4% compared to 61.3% for the prior year quarter

●	Net loss of $5.0 million compared to net income of $9.2 million in the prior year quarter which included a $11.0 million bargain purchase gain related to the acquisition of Surgalign Holdings

●	Adjusted EBITDA of $(196,000) compared to $440,000 in the prior year quarter

Recent Business Highlights

●	Launched OsteoVive+, a moldable, viable bone matrix for use in a variety of grafting procedures

●	Launched Cortera Posterior Fixation System, a comprehensive solution designed to streamline thoracolumbar fixation surgeries

●	Signed a license agreement for Q-Codes and corresponding SimpliMax Dual Layer Amniotic Membrane, which provides for a minimum of $5.25 million in licensing and royalty fees

●	Completed $5.0 million private placement on August 9, 2024

Sean Browne, President and CEO of Xtant Medical, stated, “During the third quarter, we expanded our market opportunities with the launch of two new products, OsteoVive+ (stem cells) and Cortera Posterior Fixation System. Importantly, OsetoVive+ is produced internally to our high standards, giving us greater control over the supply chain and enabling a higher margin contribution on incremental sales, which we expect to accelerate in the fourth quarter.”

Browne continued, “2024 is shaping up largely as we planned with revenue growth of 36% year-to-date. We are therefore reaffirming our full year revenue guidance of $116 million to $120 million. The growth we expect in the fourth quarter will be driven by the strength of our products, continued strong operational execution and importantly, it will be entirely organic. The market opportunities in biologics are expansive, and we are striving to build a resilient and scalable business, which we believe will drive long-term growth and increase profitability for our stockholders.”

Third Quarter 2024 Financial Results

Total revenue for the three months ended September 30, 2024 was $27.9 million, an increase of 12%, compared to $25.0 million in the prior year quarter. The increase is primarily due to the contribution of additional sales resulting from the acquisition of the Surgalign Holdings’ hardware and biologics business, which was partially offset by reduced surgical procedures using our products.

Gross margin for the third quarter of 2024 was 58.4%, compared to 61.3% for the prior year quarter. The decrease is primarily due to reduced production throughput, partially offset by additional scale.

Operating expenses for the third quarter of 2024 totaled $20.1 million, an increase of 7.3% compared to $18.7 million for the third quarter of 2023. The increase was primarily due to additional commission expense resulting from revenue growth, additional compensation expense related to additional headcount and additional stock-based compensation.

Net loss for the third quarter of 2024 was $5.0 million, or $(0.04) per share, compared to net income of $9.2 million, or $0.07 per share in the prior year quarter. Net income for the third quarter of 2023 includes a bargain purchase gain of $11.0 million related to the acquisition of Surgalign Holdings’ hardware and biologics business in August 2023.

Non-GAAP Adjusted EBITDA for the third quarter of 2024 was a loss of $196,000, compared to non-GAAP Adjusted EBITDA of $440,000 for the prior-year period. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income tax/benefit, and as further adjusted to add back in or exclude, as applicable, separation related expenses, legal settlements, non-cash compensation, acquisition-related expenses, acquisition-related fair value adjustments, gain on bargain purchase and foreign currency exchange gains/losses. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

As of September 30, 2024, the Company had $6.6 million of cash and cash equivalents compared to $5.7 million as of December 31, 2023.

2024 Financial Guidance

Xtant Medical reaffirmed its full year 2024 revenue guidance of $116 million to $120 million. Revenue guidance for 2024 represents annual growth of 27% to 31%.

Conference Call

Xtant Medical will host a webcast and conference call to discuss third quarter 2024 financial results at 4:30 pm ET on Tuesday, November 12, 2024.

To access the webcast, visit https://www.webcaster4.com/Webcast/Page/3039/51623.

To access the conference call, dial 888-999-3182 within the U.S. or 848-280-6330 outside the U.S. Passcode: Xtant Medical Holdings.

A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s financial guidance for 2024, expectations for the acceleration of incremental sales in the fourth quarter, the Company’s ability to build a resilient and scalable business, the Company’s anticipated long-term growth and increased profitability for stockholders. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; its ability to increase or maintain revenue; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with its acquisitions and the integration of those businesses; anticipated shortages of stem cells which will adversely affect future revenues; the ability to implement successfully its future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products and the success of those products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to license certain of the Company’s intellectual property on commercially reasonable terms and to maintain any such licenses; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to maintain sufficient liquidity to fund its operations and obtain financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (SEC) on April 1, 2024 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Brett Maas

Managing Partner, Hayden IR

brett@haydenir.com

(646) 536-7331

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except number of shares and par value)

	September 30, 2024	December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$6,596	$5,715
Restricted cash	490	208
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $1,038 and $920, respectively	20,545	20,731
Inventories	41,886	36,885
Prepaid and other current assets	1,893	1,330
Total current assets	71,410	64,869

Property and equipment, net	10,284	8,692
Right-of -use asset, net	995	1,523
Goodwill	7,302	7,302
Intangible assets, net	8,788	10,085
Other assets	103	141
Total Assets	$98,882	$92,612

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,298	$7,054
Accrued liabilities	8,871	10,419
Current portion of lease liability	795	830
Current portion of finance lease obligations	68	65
Line of credit	12,887	4,622
Current portion of long-term debt	2,750	-
Total current liabilities	33,669	22,990
Long-term Liabilities:
Lease liability, less current portion	247	759
Finance lease obligations, less current portion	65	116
Long-term debt, plus premium and less issuance costs	19,138	17,167
Other liabilities	38	231
Total Liabilities	53,157	41,263

Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 138,680,874 shares issued and outstanding as of September 30, 2024 and 130,180,031 shares issued and outstanding as of December 31, 2023	-	-
Additional paid-in capital	301,966	294,330
Accumulated other comprehensive (loss) income	54	29
Accumulated deficit	(256,295)	(243,010)
Total Stockholders’ Equity	45,725	51,349

Total Liabilities & Stockholders’ Equity	$98,882	$92,612

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$27,937	$25,019	$85,754	$63,195
Cost of sales	11,630	9,685	33,562	24,865
Gross Profit	16,307	15,334	52,192	38,330

Gross Profit %	58.4%	61.3%	60.9%	60.7%

Operating Expenses
General and administrative	7,493	7,144	22,991	16,983
Sales and marketing	11,890	11,085	37,530	26,855
Research and development	701	490	1,863	844
Total Operating Expenses	20,084	18,719	62,384	44,682

Loss from Operations	(3,777)	(3,385)	(10,192)	(6,352)

Other (Expense) Income
Interest expense	(1,199)	(760)	(3,026)	(2,120)
Interest income	-	48	-	133
Foreign currency exchange gain	27	-	106	-
Other expense	(13)	-	(6)	-
Bargain purchase gain	-	11,028	-	11,028
Total Other (Expense) Income	(1,185)	10,316	(2,926)	9,041
Net (Loss) Income from Operations Before Provision for Income Taxes	(4,962)	6,931	(13,118)	2,689

Provision for Income Taxes
Current and Deferred	(62)	2,300	(166)	2,274
Net (Loss) Income	$(5,024)	$9,231	$(13,284)	$4,963

Net (Loss) Income Per Share:
Basic	$(0.04)	$0.07	$(0.10)	$0.04
Dilutive	$(0.04)	$0.07	$(0.10)	$0.04

Shares used in the computation:
Basic	135,100,233	128,140,238	131,881,302	115,380,792
Dilutive	135,100,233	135,663,274	131,881,302	123,832,401

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2024	2023
Operating activities:
Net (loss) income	$(13,284)	$4,963
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	3,076	2,157
Gain on disposal of fixed assets	(182)	(104)
Non-cash interest	369	266
Non-cash rent	(18)	5
Stock-based compensation	3,277	1,801
Provision for expected credit losses	330	316
Provision for excess and obsolete inventory	695	398
Release of valuation allowance	-	(2,394)
Gain on bargain purchase	-	(11,028)
Other	17	-

Changes in operating assets and liabilities, net of the effects of the acquisition:
Accounts receivable	(128)	(7,047)
Inventories	(5,657)	(1,669)
Prepaid and other assets	(503)	69
Accounts payable	1,290	1,298
Accrued liabilities	(1,843)	2,369
Net cash used in by operating activities	(12,561)	(8,600)
Investing activities:
Purchases of property and equipment	(3,441)	(1,093)
Proceeds from sale of fixed assets	278	70
Acquisition of Surgalign SPV, Inc.	-	(17,000)
Acquisition of Surgalign Holding, Inc.’s hardware and biologics business, net of cash acquired	-	(4,448)
Net cash used in investing activities	(3,163)	(22,471)
Financing activities:
Payments on financing leases	(49)	(46)
Borrowings on line of credit	86,315	55,345
Repayments of line of credit	(78,050)	(54,724)
Proceeds from private placement, net of cash issuance costs	4,456	14,011
Proceeds from issuance of long-term debt, net of issuance costs	5,000	4,899
Payments on long term debt	(648)	-
Proceeds from exercise of stock based compensation	13	-
Payment of taxes from withholding of common stock on vesting of restricted stock units	(110)	(119)
Net cash provided by financing activities	16,927	19,366

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(40)	(53)

Net change in cash and cash equivalents and restricted cash	1,163	(11,758)
Cash and cash equivalents and restricted cash at beginning of period	5,923	20,507
Cash and cash equivalents and restricted cash at end of period	$7,086	$8,749

Reconciliation of cash and restricted cash reported in the condensed consolidated balance sheets
Cash and cash equivalents	$6,596	$8,664
Restricted cash	490	85
Total cash and restricted cash reported in the condensed consolidated balance sheets	$7,086	$8,749

XTANT MEDICAL HOLDINGS, INC.

Calculation of Non-GAAP Consolidated EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net (Loss) Income	$(5,024)	$9,231	$(13,284)	$4,963

Depreciation and amortization	1,073	883	3,076	2,157
Interest expense	1,199	712	3,026	1,987
Tax expense (benefit)	62	(2,300)	166	(2,274)
Non-GAAP EBITDA	(2,690)	8,526	(7,016)	6,833

Non-GAAP EBITDA/Total revenue	-9.6%	34.1%	-8.2%	10.8%

NON-GAAP ADJUSTED EBITDA CALCULATION
Separation related expenses	464	-	490	(15)
Legal settlements	-	140	-	140
Non-cash compensation	1,139	745	3,277	1,801
Acquisition-related expenses	-	1,023	338	1,326
Acquisition-related fair value adjustments	918	1,026	3,448	1,188
Gain on bargain purchase	-	(11,028)	-	(11,028)
Unrealized foreign currency translation (gain) loss	(27)	8	(106)	8
Non-GAAP Adjusted EBITDA	$(196)	$440	$431	$253